Exhibit 99.1

FOR IMMEDIATE RELEASE
ST. LOUIS, MISSOURI
September 4, 2007
News Release

Angelica Announces Intent to Sell or Close Edison, NJ Service Center
Reorganizes Down to Eight Markets

St. Louis, Missouri (September 4, 2007) – Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, announced today its plan to sell or close its Edison, NJ service center and reorganize into fewer markets.

The Edison, NJ service center has been underperforming for some time, which has been depressing overall financial results in the New York market.  The Edison facility failed to make the progress we had been expecting in the second quarter.  Therefore, we have decided to close or sell this service center given the underlying value of the real estate.

While Angelica expects to sell or close this facility before the end of the current fiscal year, the exact timing has not been finalized, as Angelica intends to fulfill its existing customer commitments, work to find other providers for customers no longer in its market area, and seek to accommodate as many employees as possible at its other locations, if the facility closes versus sells.

In conjunction with the Edison decision, Angelica has taken the opportunity to further streamline its operations from nine to eight markets.  This provides more effective coverage of our remaining markets at lower cost.

Commenting on the reorganization, Steve O’Hara, Chief Executive Officer of Angelica, noted “We are disappointed that Edison’s performance did not improve as expected in the second quarter.  While we believe this performance could improve with time and additional capital invested in the facility, we think that in order to maximize shareholder value, those resources could be better deployed elsewhere.  This market consolidation should also help achieve our target SG&A expense of 11% of revenue in fiscal 2008.  We’ll discuss our decision in greater detail on our second quarter earnings call on September 5, 2007.”

The analyst conference call will be webcast live on Angelica’s website, www.angelica.com.  The call will be archived on the Angelica website and the replay will be available for two weeks beginning two hours after the call.

Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market.  More information about Angelica is available on its website, www.angelica.com

Forward-Looking Statements

Any forward-looking statements made in this document reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions in the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers’ compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business  in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness the Company’s recently announced initiatives to reduce key operating costs as a percentage of revenues, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund consummate and integrate acquisitions, and other factors which may be identified in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

CONTACT: Jim Shaffer, Chief Financial Officer ANGELICA CORPORATION TEL: (314) 854-3800	Devlin Lander INTEGRATED CORPORATE RELATIONS, INC. TEL: (415) 292-6855